EXHIBIT 3.4

FIRST AMENDMENT TO THE THIRD AMENDED AND RESTATED LIMITED
PARTNERSHIP AGREEMENT
OF
BREITBURN ENERGY PARTNERS LP
THIS FIRST AMENDMENT (this “Amendment”) to the Third Amended and Restated Limited Partnership Agreement (the “Agreement”) of Breitburn Energy Partners LP (the “Company”) is entered into effective as of May 13, 2016. Capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to such terms in the Agreement.
RECITALS
A.    The general partner of the Company, Breitburn GP LLC, a Delaware limited liability company (the “Member”), has the authority to amend the Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member hereby agrees as follows:
1.The following provision shall be inserted as the last sentence of Section 12.1 of the Agreement:

“The bankruptcy of a limited partner or general partner shall not cause such limited partner or general partner to cease to be a limited partner or general partner of the Company, and upon the occurrence of such an event, the Company shall continue without dissolution.”

2.This Amendment shall be governed by, and construed under, the laws of the State of Delaware (without regard to principles of conflict of laws), all rights and remedies being governed by said laws.

3.Except to the extent modified or amended by this Amendment, the Agreement shall remain in full force and effect as originally written. Each reference to “hereof”, “hereunder” and “hereby” and each similar reference contained in the Agreement shall refer to the Agreement as amended by this Amendment.
[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is entered into and effective as of the date first written above.

GENERAL PARTNER:

BREITBURN GP LLC

By:	/s/ James G. Jackson
James G. Jackson
Chief Financial Officer

[Signature Page to Amendment to the Limited Partnership Agreement - Breitburn Energy Partners LP]